March 25, 2004

                          Vocaltec Communications Ltd.
                                 Audit Committee



                Audit and Non-Audit Services Pre-Approval Policy


I.   Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence from the Company. To implement these provisions of the Act, the Securities and Exchange Commission (the "SEC") has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee's administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved.

The SEC's rules establish two different approaches to pre-approving services, which the SEC considers to be equally valid. Proposed services either: may be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval"); or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor's independence.

II.  Delegation

As provided in the Act and the SEC's rules, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company's consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor's report on management's report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has pre-approved the Audit services in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.  Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

The Audit Committee has pre-approved the Audit-related services in Appendix B. All other Audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V.   Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence, and the SEC has stated that the independent auditor may provide such services. Hence, the Audit Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC's rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee may consult with outside counsel to determine that the tax planning and reporting positions are consistent with this policy. Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C must be specifically pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.


VI.  Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services. The ratio of non audit fees and audit fees will not exceed 100%.

VII. Procedures

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor or the CFO, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. In case of doubt, the CFO will approach the Legal Counsel for advice and approval.

The Audit Committee has designated the CFO to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The CFO will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the CFO and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the CFO or any member of management.

VIII.    Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor's independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

Appendix A

Pre-Approved Audit Services for Fiscal Year 2004

Dated: December 21, 2003



--------------------------------------------------------------------------------
  Service
--------------------------------------------------------------------------------

Statutory audits or financial audits for the company and its subsidiaries or affiliates of the Company
--------------------------------------------------------------------------------

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters
--------------------------------------------------------------------------------

Attestation of management reports on internal controls
--------------------------------------------------------------------------------

Consultations by the company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be "audit-related" services rather than "audit" services)
--------------------------------------------------------------------------------

Appendix B

Pre-Approved Audit-Related Services for Fiscal Year 2004

Dated: December 21, 2003



--------------------------------------------------------------------------------
  Service
--------------------------------------------------------------------------------

Consultations concerning financial accounting and reporting matters not classified as audit
--------------------------------------------------------------------------------

Financial statement audits of employee benefit plans
--------------------------------------------------------------------------------

Tax consultation of Employees stock option plans

--------------------------------------------------------------------------------

Audit of statements filed with statutory institutions such as investment center and Office of the Chief Scientists
--------------------------------------------------------------------------------

Other attest services required by statute or regulation
--------------------------------------------------------------------------------

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
--------------------------------------------------------------------------------

Internal control reviews and assistance with internal control reporting requirements and Sarbeanes - Oxley Act Section 404.
--------------------------------------------------------------------------------

Consultations by the company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)
--------------------------------------------------------------------------------

Attest services not required by statute or regulation
--------------------------------------------------------------------------------

Due diligence services pertaining to potential business
acquisitions/dispositions
--------------------------------------------------------------------------------

Information systems reviews not performed in connection with the audit
(e.g.,. application, data center and technical reviews)
--------------------------------------------------------------------------------

Statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements
--------------------------------------------------------------------------------

Closing balance sheet audits pertaining to dispositions
--------------------------------------------------------------------------------

Review of the effectiveness of the internal audit function
--------------------------------------------------------------------------------

General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act
--------------------------------------------------------------------------------

Appendix C

Pre-Approved Tax Services for Fiscal Year 2004

Dated: December 21, 2003



--------------------------------------------------------------------------------
  Service
--------------------------------------------------------------------------------

Israeli local, US federal, state and local and any other location tax planning and advice (including indirect taxes as VAT)
--------------------------------------------------------------------------------

Tax compliance (including indirect taxes as VAT) for the parent company and its subsidiaries
--------------------------------------------------------------------------------

International tax planning and advice
--------------------------------------------------------------------------------

International tax compliance
--------------------------------------------------------------------------------

Review of federal, state, local and international income, franchise, and other tax returns
--------------------------------------------------------------------------------

Domestic and foreign tax planning, compliance, and advice
--------------------------------------------------------------------------------

Assistance with tax audits and appeals before the Israeli Tax Authorities and similar foreign agencies
--------------------------------------------------------------------------------

Tax only valuation services, including transfer pricing and cost segregation studies
--------------------------------------------------------------------------------

Tax advice and assistance regarding statutory, regulatory or administrative developments
--------------------------------------------------------------------------------

Assitinng in preperations and filling of plans and changes of plans for approved enterprise and OCS
--------------------------------------------------------------------------------

Expatriate tax assistance and compliance
--------------------------------------------------------------------------------

Expartiate tax services for employees of the company and its subsidiaries
--------------------------------------------------------------------------------

Exhibit 1

Prohibited Non-Audit Services

o Bookkeeping or other services related to the accounting records or financial statements of the audit client

o    Financial information systems design and implementation

o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

o    Actuarial services

o    Internal audit outsourcing services

o    Management functions

o    Human resources

o    Broker-dealer, investment adviser or investment banking services

o    Legal services

o    Expert services unrelated to the audit